Registration No. 333-_______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           ORIENT-EXPRESS HOTELS LTD.
             (Exact name of registrant as specified in its charter)

                  Bermuda
      (State or other jurisdiction of                    98-0223493
       incorporation or organization)       (I.R.S. Employer Identification No.)

                               22 Victoria Street
                             Hamilton HM 12, Bermuda
                    (Address of Principal Executive Offices)

                           Orient-Express Hotels Ltd.
                       2009 Share Award and Incentive Plan
                            (Full title of the plans)

                               John T. Landry, Jr.
                           Orient-Express Hotels Inc.
                           1114 Avenue of the Americas
                          New York, New York 10036-7703
                     (Name and address of agent for service)

                                 (212) 302-5055
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                               Vincent Monte-Sano
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                          New York, New York 10005-2072
                                 (212) 732-3200


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
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                  Proposed maximum               Proposed                Amount of
    Title of securities to be             Amount to be                offering               maximum aggregate          registration
           registered                    registered(1)            price per share             offering price                fee
------------------------------------------------------------------------------------------------------------------------------------
Class A common shares,
  par value $.01 each                    1,000,000 shares            $ 9.97(3)                  $9,970,000(3)           $556.33
------------------------------------------------------------------------------------------------------------------------------------

Class A common shares,
  par value $.01 each                    1,579,798 shares(2)            -- (4)                          -- (4)             -- (4)
------------------------------------------------------------------------------------------------------------------------------------


Preferred share purchase rights          2,579,798 rights(2)            -- (5)                          -- (5)              None
====================================================================================================================================

(1) This registration statement shall also cover any additional class A common shares and attached preferred share purchase rights ("rights") which become issuable under the Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan (the "2009 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding class A common shares and attached rights of the Registrant.

(2) The number of class A common shares and attached preferred share purchase rights being registered under this registration statement with respect to the 2009 Plan includes, in addition to the 1,000,000 class A common shares and attached rights, (a) (i) 20,300 class A common shares and attached rights remaining available for new awards under the Registrant's 2000 Stock Option Plan (the "2000 Plan") that have been transferred to the 2009 Plan, (ii) 68,548 class A common shares and attached rights remaining available for new awards under the Registrant's 2004 Stock Option Plan (the "2004 Plan") that have been transferred to the 2009 Plan; and (iii) 2,130 class A common shares and attached rights remaining available for new awards under the Registrant's 2007 Performance Share Plan (the "2007 Plan") that have been transferred to the 2009 Plan; and (b) (i) up to an aggregate of 1,488,820 class A common shares and attached rights subject to awards outstanding under the 2000 Plan, the 2004 Plan or the 2007 Plan that shall be transferred to the 2009 Plan and will be reserved for issuance under the 2009 Plan if such awards are canceled, expired, forfeited, settled in cash, settled by delivery of fewer class A common shares than underlying the award or otherwise terminated without delivery of class A common shares and attached rights or are withheld from an award or surrendered in payment.

(3) Calculated pursuant to Rule 457 (c) and (h) upon the basis of the average of the high and low prices ($10.18 and $9.76) of a class A common share as reported for New York Stock Exchange composite transactions on August 17, 2009.

(4) With respect to the 1,579,798 class A common shares and attached rights described in note (2) being registered under the 2009 Plan, the Registrant has previously paid the filing fee for such shares as such shares were previously registered pursuant to registration statements on Form S-8 (registration numbers:
         333-58298, 333-129152, and 333-147448) ("Prior Registration
         Statements"). The Registrant is filing a post-effective amendment to each of the Prior Registration Statements to reflect the transfer of such shares to this Registration Statement.

(5) Included in the offering price of the class A common shares being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the preferred share purchase rights, such rights will be attached to and transferable only with the class A and class B common shares and will be evidenced by the certificates evidencing the class A and class B common shares.

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         This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Registrant is incorporating by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (Commission File No. 1-16017):

     o the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Amendment No. 1 on Form 10-K/A, dated April 27, 2009 and Amendment No. 2 on Form 10-K/A, dated June 29, 2009;

     o the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009;

     o the Registrant's Current Reports on Form 8-K dated on the front covers April 28, April 30 and June 5, 2009;

     o the description of the Registrant's class A common shares, which appears in its Registration Statement on Form 8-A dated July 28, 2000, Amendment No. 1 thereto dated April 23, 2007 and Amendment No. 2 thereto dated June 8, 2009, for the registration of the class A common shares under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

     o the description of the preferred share purchase rights which appears in the Registrant's Registration Statement on Form 8-A dated July 28, 2000, Amendment No. 1 thereto dated April 23, 2007 and Amendment No. 2 thereto dated June 8, 2009, for the registration of the rights under
          Section 12(b) of the Exchange Act.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable because the class A common shares and preferred share purchase rights are registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

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Item 6. Indemnification of Directors and Officers.

     Bye-Laws 122-125 of the Registrant provide as follows (references therein to the Company are references to the Registrant and references to the Companies Act mean Bermuda's Companies Act 1981 and such other statutory corporate enactments in Bermuda as are from time to time in force concerning companies insofar as the same applies to the Registrant):

          "122. Subject to the proviso below, every Director, officer of the Company and member of a committee constituted under Bye-Law 88 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts. Nothing in this Bye-law or Bye-Laws 123, 124 and 125 below shall operate in favour of any person acting in the capacity of auditor to the Company.

          "123. Every Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

          "124. To the extent that any Director, officer, member of a committee duly constituted under Bye-Law 88 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

          "125. Expenses incurred in defending any civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 122 and 123 or otherwise."

     Reference is made to the Indemnification Agreement (Exhibit 99.1 to this Registration Statement) concerning the indemnification by the Registrant of its authorized representative in the United States for purposes of this Registration Statement.

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     The  Registrant  also  maintains  directors'  and  officers'  liability and corporate reimbursement insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $40,000,000 of coverage to directors and officers of the Registrant and its subsidiaries, against claims made during the policy period.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

Item 9. Undertakings.

          (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"), unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) above will not apply for so long as this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (b) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) that for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 20th day of August, 2009.

                                       ORIENT-EXPRESS HOTELS LTD.



                                       By: /s/ Paul M. White
                                           -----------------
                                           Paul M. White
                                           President and Chief Executive Officer


         Each person whose signature appears below hereby constitutes J. Robert Lovejoy, Paul M. White, Martin O'Grady and Edwin S. Hetherington, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, to any and all amendments to this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated on August 20, 2009.


     Signature                                   Title
     ---------                                   -----


/s/ Paul M. White
-----------------                            President, Chief Executive Officer
Paul M. White                                and Director
                                             (Principal Executive Officer)


/s/ Martin O'Grady
------------------                           Chief Financial Officer
Martin O'Grady                               (Principal Financial and Accounting
                                             Officer)

     Signature                                   Title
     ---------                                   -----

                                             Director
/s/ John D. Campbell
--------------------
John D. Campbell



--------------------                         Director
Mitchell C. Hochberg




/s/ James B. Hurlock                         Director
--------------------
James B. Hurlock



/s/ Prudence M. Leith                        Director
---------------------
Prudence M. Leith



/s/ J. Robert Lovejoy
---------------------
J. Robert Lovejoy                            Director and Authorized
                                             Representative in the
                                             United States




/s/ Georg R. Rafael                          Director
-------------------
Georg R. Rafael




-----------------                            Director
James B. Sherwood

                                  EXHIBIT INDEX

Exhibit
Number       Description

4.1    -     Schedule 1 to Bye-Laws of the Registrant.(1)

4.2    -     Rights Agreement dated as of June 1, 2000, and amended and restated
             as of April 12, 2007, between the Registrant and Computershare
             Trust Company, N.A., as Rights Agent.(2)

4.3    -     Amendment No. 1 dated December 10, 2007 to the amended and restated
             Rights Agreement (Exhibit 4.2 above).(3)

5      -     Opinion of Appleby.

23.1   -     Consent of Deloitte LLP.

23.2   -     Consent of PricewaterhouseCoopers.

23.3   -     Consent of Appleby (included in Exhibit 5).

24     -     Powers of Attorney (included in the signature page of
             this Registration Statement).

99.1   -     Indemnification Agreement between the Registrant and
             J. Robert Lovejoy.

99.2   -     Orient-Express Hotels Ltd. 2009 Share Award and Incentive Plan.(4)

------------------
(1) Incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated June 15, 2007 on the front cover.

(2) Incorporated by reference to Exhibit 1 of Amendment No.1 to the Registrant's Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on April 23, 2007.

(3) Incorporated by reference to Exhibit 1 of Amendment No. 2 to the Registrant's Registration Statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on June 8, 2009.

(4) Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated June 5, 2009 on the front cover.